                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

        Exhibit No. (11) - Statement - computation of per share earnings

                Statement of Computations of Earnings per Share


                                            For the Three Months                  For the Nine Months
                                             Ended September 30                   Ended September 30
                                      ---------------------------------         ------------------------
                                         1996                  1995                 1996         1995
                                      -----------          -----------          -----------  -----------
Net Earnings                          $ 2,879,000          $ 2,603,000          $ 8,555,000  $ 8,113,000
                                      ===========          ===========          ===========  ===========

Average common shares outstanding      15,040,000           15,040,000*          15,040,000   15,040,000*
                                      ===========          ===========          ===========  ===========

Earnings per share of common stock    $       .19          $       .17*         $       .57  $       .54*
                                      ===========          ===========          ===========  ===========

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        *Adjusted for a two-for-one stock split effective May 22, 1996.